EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 6, 2015, with respect to the audited balance sheet of 1PM Industries, Inc. as of February 28, 2015, and the related statements of expenses, changes in stockholders' deficit and cash flows for period from April 8, 2014 (inception) through February 28, 2015.

We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ MaloneBailey, LLP

MaloneBailey, LLP

www.malone−bailey.com

Houston, Texas

February 5, 2016